CARLTON FIELDS
JORDEN BURT

Attorneys At Law
1025 Thomas Jefferson Street, NW | Suite 400 East
Washington, DC 20007-5208
202.965.8100 | fax 202.965.8104
www.CFJBLaw.com
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Exhibit 10(a)

August 18, 2014

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado 80111

Re: Variable Annuity-1 Series Account
Post-Effective Amendment No. 26 to the Registration Statement on Form N-4
File Nos. 333-52956 and 811-07549

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

        Very truly yours,

        /s/Carlton Fields Jorden Burt, P.A.

        CARLTON FIELDS JORDEN BURT, P.A.